                                                                  EXHIBIT 10.10

THIS AGREEMENT made in duplicate this 15th day of November, 1995,

BETWEEN:          NORDION INTERNATIONAL, INC.
                  a corporation incorporated under the laws of Canada having a place of business at 447 March Road, Kanata, Ontario, Canada, K2K 1X8

                                                                    ("Nordion")

AND:              COULTER PHARMACEUTICAL, INC.
                  a corporation incorporated under the laws of Delaware having a place of business at 550 California Avenue, Suite 200, Palo Alto,
                  California, U.S.A.

                                                                    ("Coulter").

WHEREAS:
I Coulter is the owner of certain data, information and technology related to labelling of pharmaceutical compounds;

II Nordion has expertise in the development of pharmaceutical processes and radiolabelling;

III The parties desire to jointly carry out the development of radiolabelling of B1 antibody with iodine-131 (I-131) radiochemical in accordance with the terms and conditions set out herein;

IV Coulter desires to have a clinical supply of I-131 labelled B1 antibody prepared to support Phase III clinical trials and for commercialization thereafter. Nordion desires to manufacture and distribute I-131 B1 antibody both for the Phase III clinical trials and for commercial sale after regulatory approval.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

                                       1.
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1.       Scope and Object

         The scope and object of this Agreement is to carry out the joint development of a pharmaceutical process for I-131 B1 antibody (the "Project") in accordance with the development responsibilities and obligations attributed to each of the parties as set out in Schedule A, which shall serve as a guideline in carrying out this Agreement.

2.       Term

         The Project and this Agreement shall be deemed to have commenced on July 10, 1995, which Project may be terminated by either party at any time upon fifteen (15) days prior written notice.

         It is understood and acknowledged that the time for completion and sequence for carrying out the Project as set out in Schedule A shall serve only as a guide to achieving the milestones set out in said schedule.

3.       Development and Facility Phases

         The Project shall be divided into the following two phases, both of which are anticipated to be completed within fifteen (15) months of the date of commencement of the Project:

         (i)      Development Phase: Items 2-22, as set out on Schedule A; and

         (ii)     Facility Phase:  Items 23-30, as set out on Schedule A.

         This Agreement shall only concern itself with the carrying out of the Development Phase of the Project. It is anticipated that the Facility Phase of the Project will cost approximately [*] United States dollars ($US [*] ), subject however, to any new information acquired during the Development Phase. The

* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

         terms and conditions upon which the Facility Phase will be carried out will be agreed by the parties under separate contract, to be prepared and negotiated during the term of the Development Phase.

         Nordion shall have a single right of first negotiation for the right to carry out the Facility Phase and to provide commercial supply of radiolabelled I-131 B1 antibody. Such negotiations shall be initiated by Coulter in writing and shall be ongoing for a period of at least sixty (60) days. Coulter shall not, subsequent to successful or unsuccessful negotiations with Nordion, offer to any third party, rights to carry out the Facility Phase and to supply for clinical trials and/or commercial supply, on terms less favorable to Coulter than those offered by Nordion. Nordion's right of first negotiation and this paragraph shall survive termination or completion of this Agreement for a period of two (2) years.

         Clinical trial sites carrying out the radiolabelling of I-131 B1 antibody for the limited purpose of their own in-house use during clinical trials shall not be a contravention of Nordion's right of first refusal.

4.       Development Activities

         Nordion and Coulter shall respectively carry out their obligations described and attributed in Schedule A, it being understood that some development activities may be delayed to the extent that such activity is premised on the work or provision of data, information or technology by the other party.


                                       3.
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5.       Payments

         In consideration of Nordion performing the development services under the Project, Coulter shall pay Nordion in accordance with the rates set out in Schedule B, within thirty (30) days of receipt of an invoice from Nordion. Such invoice shall, unless otherwise agreed, be payable in United States currency.

         In addition to the rates charged to carry out the development services, Nordion shall invoice Coulter on a monthly basis, during the term of this Agreement, for all equipment purchased and materials consumed in carrying out the development activities, on the basis of invoice price plus 5% administration.

         Nordion shall keep proper records of the time spent, expenses incurred and materials consumed in performance of the Project. Subject to reasonable notice, such records shall be open to audit and inspection by Coulter. Nordion shall furnish to Coulter all additional information about such records as Coulter may reasonably require.

6.       License

         Coulter hereby provides to Nordion a non-exclusive, non-transferable, royalty-free license during the Project to use the data, information and technology, provided by Coulter related to B1 antibody labelling for the limited purpose of assisting Nordion in carrying out its obligations set out in this Agreement.

         Coulter represents, warrants and covenants that (i) it is the owner of such data, information and technology, (ii) the data, information and technology do not, to Coulter's best information and belief, infringe any patents, copyright or other industrial or intellectual property rights of third parties, (iii) it has the right to provide the license and right to permit Nordion to use the data, information and


                                       4.

         technology to carry out the Project as contemplated herein; and (iv) has not received any notice of adverse claim or infringement of any patent.

         Coulter shall indemnify and hold Nordion harmless, from and against, any allegations, claims, actions or damages arising from infringement of third party copyright, patents, technology, or other intellectual property rights, resulting from Nordion's use of any data, information or technology, as provided by Coulter hereunder. This indemnity shall survive termination or completion of this Agreement.

7.       Ownership of Work Performed

         a) For purposes of this section, "Background Technology" shall mean all Nordion proprietary technology, including patents, know-how, techniques, methods, processes and trade secrets which Nordion owns or uses in performing under this Agreement, or which is licensed to Nordion and which is in existence in the form of a writing, prototype or can otherwise be demonstrated to be the property of Nordion, prior to the effective date of this Agreement.

         b) Nordion agrees and Coulter acknowledges, that any and all ideas, improvements, inventions and works of authorship conceived, written created or first reduced to practice in the performance of the Project, except to the extent that it relates to or embodies the Background Technology or improvements to the Background Technology, shall be the sole and exclusive property of Coulter and Nordion hereby assigns to Coulter all right, title and interest in and to any and all such ideas, improvements, inventions and works of authorship.

         c) Nordion further agrees that, except for Nordion's rights in Background Technology which rights shall remain the sole property of Nordion, Coulter is and

                                       5.

         shall be vested with all right, title and interest, including patent, copyright and trade secret rights in all of Nordion's work produced in carrying out the Project.

         d) Coulter hereby grants Nordion a transferable, world-wide, royalty-free, perpetual license to exploit all ideas, improvements, inventions and works of authorship assigned or vested to Coulter as described in section 7.b) and 7.c) for [*].

         This section shall survive the termination of this Agreement for any reason including expiration of term.

8.       Coulter Proprietary Information

         All data, information, or technology supplied to Nordion by Coulter to assist Nordion in carrying out its obligations hereunder, shall remain the property of Coulter and shall be returned by Nordion to Coulter upon completion or termination of the Project.

9.       Patent Applications

         a) Nordion shall execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise shall assist Coulter as reasonably required to perfect in Coulter the rights, title and other interests in Nordion's work product expressly granted to Coulter under this Agreement. Costs related to such assistance, if required, shall be paid by Coulter.

         b) Notwithstanding any other provision of this Agreement, in the event that Nordion requests in writing that Coulter file, maintain and prosecute a patent application pertaining to rights granted to Nordion pursuant to Section 7. d) hereof, then Coulter shall have thirty
         (30) days to inform Nordion whether or not such



* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

         application will be made. In the event that Coulter fails to inform Nordion of its intent to proceed with the requested patent application within such thirty (30) day period, then Nordion shall have the sole right to proceed with the filing, prosecution and maintenance of such patent application, at its sole expense. Any patent resulting therefrom shall be the sole property of Nordion, subject only to Coulter's non-exclusive, royalty-free and world-wide right to use and sublicense the use of such patent in connection with products based on the B-1 antibody radiolabelled with 1-131. Coulter shall execute all papers, including patent applications and invention assignments, and otherwise shall assist Nordion as reasonably required to perfect in Nordion the patent rights described in this section 9.b).

         c) This section 9 shall survive the termination of this Agreement for any reason, including expiration of term.

10.      Disclosure of Technology

         It is agreed that disclosure of data, information or technology by Nordion or Coulter, to the other, during the Project shall not, except to the extent granted herein, constitute any grant, option or license under any patent, technology or other rights, held by Nordion or Coulter.


                                       7.
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11.      Progress Reports

         Nordion will provide written reports to Coulter, on a monthly basis (prior to the 21st day of the following month), setting out the progress against milestones as set out in Schedule A.

12.      Project Completion Costs

         Any expense related to labor or materials which exceed the proposed estimated project costs of $US375,000 will be subject to the prior written approval of Coulter.

13.      Confidentiality

         Except as regards rights in work product obtained by Coulter in Section 7(b) and 7(c) during the term of this Agreement and for a period of ten
         (10) years thereafter, each party hereto shall maintain in confidence all technology including Background Technology, know-how, data, processes, methods, techniques, formulas, test data and other information ("Confidential Information") disclosed to such party by the other party which, if written, is marked as "Confidential" by the disclosing party or, if verbal, is reduced to writing and marked "Confidential" by the disclosing party, within fifteen (15) days of verbal disclosure. This obligation of confidentiality shall not apply to the extent that it can be established by the party in receipt of such information, that the information:

         i)  was already known to the receiving party at the time of disclosure;

         ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure;


                                       8.

         iii) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party through no act or omission of the receiving party;

         iv) was disclosed to the receiving party by a third party who had no obligation to restrict disclosure of such information; or

         v) was independently developed by the receiving party without any use of Confidential Information of the disclosing party.

              This section shall survive termination or completion of this Agreement in accordance with its terms.

14.      Indemnity

         Nordion and Coulter, as the case may be, shall indemnify and hold harmless the other from and against any and all costs, claims, judgments or other expenses, including reasonable attorney fees, arising as a result of damages claimed by third parties, in tort, contract or other legal theory, occasioned by Nordion's or Coulter's negligence or that of their respective employees or agents, in carrying out their obligations hereunder. This section shall survive termination or completion of this Agreement.

                                       9.

15.      Termination

         Upon termination of this Agreement, Nordion shall forthwith discontinue its development activities under the Project and shall cancel all commitments pertaining thereto in an orderly and economic manner. If this Agreement is so terminated, Coulter shall be liable to pay to Nordion for development services rendered, equipment purchased (or committed to be purchased) and materials consumed, prior to the effective date of termination. In the event of such termination neither Nordion nor Coulter shall have any other right of action on account of such termination.

16.      Notice

         Any notice to be sent to a party hereunder shall be forwarded to:


         Nordion at:        447 March Road

                            Kanata, Ontario, Canada

                            K2K 1X8

         Attention:         Vice-President

                            Technology and Business Development

         Coulter at:        550 California Avenue, Suite 200, Palo Alto

                            California, U.S.A.

         Attention:         Vice President, Business Development

         Any notice required or authorized to be given by a party to the other in accordance with the provisions of this Agreement shall, unless otherwise specifically stipulated, be in writing and delivered personally, by telegram or electronic facsimile and confirmed by registered mail.

                                      10.

17.      Assignment

         Neither Nordion nor Coulter shall assign any portion of this Agreement without the written approval of the other party, which approval shall not be unreasonably withheld. Nordion shall be entitled to subcontract to third parties any of its obligations set out in this Agreement in order to carry out the Project; provided, however, that Nordion may not subcontract any portion of this Agreement unless such subcontractor shall agree to be bound by the provisions hereof pertaining to ownership of work performed and confidentiality.

18.      Compliance

         The Project shall be carried out in compliance with all applicable laws, by-laws, rules, regulations and orders of federal, provincial or municipal governments or manifestations thereof.

19.      Non-Waiver

         Failure by either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of its rights hereunder. Any waiver of a breach of any provision hereof shall not affect either party's rights in the event of any additional breach.

20.      Force Majeure

         Neither party hereto shall incur any liability to the other in the event that it is delayed in the performance of its obligations hereunder solely by force majeure. For the purpose of this Agreement, "force majeure" shall mean any cause of delay beyond the reasonable control of the party liable to perform unless conclusive evidence to the contrary is provided and shall include, but not by way of limitation, strikes, lockouts, dots, sabotage, acts of war or piracy, destruction of essential

                                      11.

         equipment by fire, explosion, storm, flood, earthquake, or delay caused by failure of power supplies or transport facilities.

21.      Applicable Law

         This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, Canada, without reference to its conflicts of laws. The venue for any legal proceeding arising out of this Agreement shall be in the Province of Ontario, Canada.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first hereinabove written.

                                     NORDION INTERNATIONAL INC.

                                     By:   /s/  David Evans
                                         --------------------------------------
                                           David Evans, Vice President,
                                           Business Development and Technology

                                     COULTER PHARMACEUTICAL, INC.

                                     By:   /s/  Bobbie F. Wallace
                                         --------------------------------------
                                           Bobbie F. Wallace
                                           Vice President, Operations

                                      12.

                                   SCHEDULE A

                                      [*]

* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   SCHEDULE A

                                      [*]

* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   SCHEDULE B

                                      RATES

Management and documentation              $US [*] per hour



Engineering design and laboratory work    $US [*] per hour


* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.